Exhibit 99.1

FOR IMMEDIATE RELEASE CONTACT: Investor Relations (713) 726-5376 IR@flotekind.com

Flotek Industries, Inc. Announces Acquisition of International Artificial

Lift, LLC, Expanding Flotek’s Production Technologies Platform

HOUSTON, January 28, 2015 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (FTK) today announced it has entered into a Definitive Agreement to purchase substantially all of the assets of International Artificial Lift, LLC (“IAL”).

IAL is a developmental-stage company that specializes in the design, manufacturing and service of next-generation Hydraulic Pumping Units (“HPU”) that serve to increase and maximize production for oil and natural gas wells. Founded and led by Larry Best, a 40-plus year veteran of hydraulic and electrical computerized controls and lift systems, IAL has developed patented and patent-pending designs and technology that provide Flotek with proprietary advances in hydraulic lift and control systems.

“We are delighted to welcome Larry and his team to the Flotek family and look forward to adding IAL’s advanced hydraulic technology to our growing array of production technologies,” said John Chisholm, Flotek’s Chairman, President and Chief Executive Officer. “Larry’s experience and expertise as an innovator in hydraulic pumping and lift technology not only creates a technology advantage for Flotek but it also instantly expands Flotek’s market through Larry’s contacts and reputation as a best-in-class hydraulic lift developer. This strategic acquisition also stands in support of our strategy to find leading niche technologies that will expand our market opportunities and that provide solid value for our shareholders.”

The acquisition of IAL provides Flotek with complete control over the manufacturing and service quality of a next-generation, proprietary design in the rapidly expanding Hydraulic Pumping Units market. The IAL/Flotek HPU design features continuous horsepower with a patent-pending synchronized lifting system that allows operators to produce more efficiently and at a significantly reduced cost compared to other hydraulic lift designs.

Flotek Industries, Inc.	Media Release FOR IMMEDIATE RELEASE	January 28, 2015

“The IAL team is delighted to join the Flotek family which will allow us to accelerate the commercialization of the next-generation of Hydra-Lift pumping systems and assist John Chisholm, David McMahon and the team in their expansion of the production technologies business,” said Larry Best, President of International Artificial Lift, LLC. “We believe, regardless of the current market environment, that demand for efficient HPU systems will continue to grow meaningfully over the next several years, and the combination of IAL’s advanced hydraulic technologies and expertise with Flotek’s distribution network and reputation for providing superior service will prove to be very successful as this business further develops.”

Larry Best brings over 40 years of experience in the development, distribution and service of hydraulic and electrical systems to Flotek in both the energy and aerospace industries. Beginning in the early 1980s, Mr. Best developed advanced variable speed control and drive systems for controlling pump jacks and hydraulic systems to enhance production of maturing oil and gas wells. In 1996, Mr. Best became the general manager of Hydradine Hydraulics where he designed and developed hydraulic regen systems for testing helicopter transmissions, providing technology for companies such as Boeing, Sikorsky and Bell Helicopter.

Longing to return to the oilfield, Mr. Best founded Chaparral Automation, LLC in 2006 where he and his team developed the Dura-Lift long stroke, heavy lift HPU with a patented hydraulic-electrical regen system with a variable speed pump control system. Chaparral was purchased by privately-held Global Oilfield Services, Inc. in 2009 which in turn was purchased by an international, integrated oilfield services company in 2011.

In 2012, Mr. Best formed International Artificial Lift, LLC, again looking for ways to improve on precision pumping and control equipment used in oil and gas production. The result was the Hydra-Lift product line which features IAL’s patented new hydraulic accumulator and other proprietary components.

Flotek Industries, Inc.	Media Release FOR IMMEDIATE RELEASE	January 28, 2015

“The products offered by IAL give Flotek a tangible competitive advantage, especially as the market for HPUs continues to grow,” said David McMahon, Flotek’s Vice President of Production Technologies. “The advances in hydraulic pumping technology – since the original units were introduced in the 1980s – have been driven by entrepreneurs of which Larry is among the best in the business. The IAL design focuses on providing precision pumping functions with the fewest components, creating a more reliable system with significantly less maintenance downtime at a very competitive price. It also creates a significantly smaller environmental footprint versus traditional pumping units. We look forward to combining Larry’s expertise and superior technology with our distribution and service acumen to quickly become a meaningful player in the hydraulic lift business.”

Flotek provided total consideration of $2.25 million for the purchase of substantially all of the assets of IAL including all intellectual property, finished goods and inventory. Flotek also assumed the lease on IAL’s corporate headquarters in Boyd, Texas in the Dallas-Ft. Worth metroplex. Mr. Best has agreed to remain with the Company for a minimum of two years from the effective date of the transaction.

“We look forward to introducing Larry and his team to our clients and stakeholders in the coming weeks and a successful commercial launch of the Hydra-Lift product lines,” concluded Chisholm. “While a small operation today, the technological advances seen in IAL’s hydraulics provide Flotek with an opportunity to become a difference maker in hydraulic lift in short order.”

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Flotek Industries, Inc.	Media Release FOR IMMEDIATE RELEASE	January 28, 2015

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.‘s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.